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                                                              Exhibit 10.05n



                                                    Date: September 25, 2002

Douglas H. Yaeger (as Chairman of the Board, President and Chief Executive Officer of Laclede Gas Company), and Gerald T. McNeive, Jr. (as Senior Vice President - Finance and General Counsel of Laclede Gas Company), pursuant to resolutions adopted by the Board of Directors on August 28, 1986, which resolutions, among other things, granted to any two executive officers who hold one of the following offices: Chairman of the Board; President; Executive Vice President; or Senior Vice President; the authority to amend any or all of the benefit plans and/or related trust agreements of the Company (collectively the "Plans") to the extent such amendments deal with changes necessary or appropriate: (1) to comply with, or obtain the benefit of, applicable laws and/or regulations, as amended from time to time; (2) to reflect minor or routine administrative factors; (3) to clarify the meaning of any of the provisions of the Plans; and/or (4) to evidence changes in then existing Plans to reflect the interrelationship thereof with newly adopted Plans or amendments to Plans, which newly adopted Plans or amendments affect the terms of such other then existing Plans; do hereby amend the Laclede Gas Company Salary Deferral Savings Plan as set forth in the attached exhibit, such amendment to be effectuated and evidenced by our signatures on said exhibit.



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                              AMENDMENT TO THE
                             LACLEDE GAS COMPANY
                        SALARY DEFERRAL SAVINGS PLAN


         Laclede Gas Company hereby amends the Laclede Gas Company Salary Deferral Savings Plan, as follows:

         1. Effective October 1, 2001, Section 2.8 is hereby amended in its entirety to read as follows:

          2.8     "COMPENSATION"
          ----------------------
                  The amounts paid a Participant for the period in which he is eligible to participate during a Company Year
                  (including salary reduction amounts pursuant to Article IV hereof and Code Section 125 or Code Section 132(f)(4)), by the Company for services rendered as an Employee, as would (but for the subtraction of salary reduction amounts pursuant to Article IV hereof, Code Section 125 or Code
                  Section 132(f)(4)) be reported for federal income tax purposes on U. S. Treasury Department Form W-2, except that pension payments and other deferred compensation, income attributable to the award or exercise of stock options, the premature disposition of stock option stock, or the award or vesting of restricted stock, and any other amount which does not constitute "compensation" within the meaning of Code Section 415 shall not constitute Compensation. Beginning October 1, 1994, Compensation is limited to $150,000 per Plan Year, which amount is subject to annual adjustment by the U.S. Treasury Department. For purposes of applying the annual compensation limit described in the immediately preceding sentence, the family unit of an Employee, who is either: (a) a five percent (5%) owner or (b) both a highly compensated Employee and one of the ten most highly compensated Employees during the Plan Year will be treated as a single Employee. For this purpose a family unit consists of: the Employee who is a five percent (5%) owner or is both a highly compensated Employee and one of the ten most highly compensated Employees; such Employee's Employee spouse;
                  and such Employee's Employee lineal descendants who have not attained age nineteen (19) before the close of the year. The provisions set forth in the immediately preceding two sentences shall expire on September 30, 1997.

         2. Effective January 1, 2000, Section 2.13 is hereby amended in its entirety to read as follows:

         2.13     "ELIGIBLE ROLLOVER DISTRIBUTION"
         -----------------------------------------
                  An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Participant, Beneficiary or QDRO Payee. However, an Eligible Rollover Distribution does not include: any minimum distribution required under Code Section 401(a)(9); the portion of any distribution that is not includible in gross income (determined without


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                  regard to the exclusion for net unrealized appreciation with respect to employer securities); Salary Deferral Contributions returned as a result of Code Section 415 limitations; corrective distributions of Salary Deferral Contributions and/or Matching Contributions and any applicable earnings thereon; loans treated as distributions under Code Section 72(p) and not excepted by Code Section 72(p)(2); loans in default that are deemed distributions; any hardship distribution described in Code Section
                  401(k)(2)(B)(i)(IV), and similar items designated by the Commissioner of the Internal Revenue Service.

         3. Effective October 1, 1997, Section 2.14 is hereby amended in its entirety to read as follows:

         2.14     "EMPLOYEE"
         -------------------
                  Any person who is employed by Laclede Gas Company in any capacity. An individual's employment status and position shall be determined by the job classification assigned to him or her by the Company.

                  Notwithstanding the preceding paragraph of this Section 2.14, the term "Employee" shall exclude "leased employees," for all purposes except the determination of Year of Service, as defined in Section 2.33. For purposes of this Plan, a leased employee means any individual other than a common law employee, who pursuant to an agreement between the Company or a Related Company (as defined in Section 2.33) and any other person, has performed services for the Company or a Related Company on a substantially full-time basis for a period of at least one year and such services are performed under the primary direction or control of the Company or a Related Company. An individual who becomes a leased employee (determined without regard to the one year service requirement) shall be deemed to be an Employee for the purpose of eligibility to participate and vesting at the time the individual first begins performing services for the Company or a Related Company. An individual covered by a money purchase pension plan providing a non-integrated employer contribution of at least ten percent (10%) of compensation, immediate participation and full and immediate vesting, as defined in Code Section 414(n)(5) shall not be treated as a leased employee, provided that leased employees (determined without regard to this sentence) do not constitute more than twenty percent (20%) of the recipient's non-highly compensated work force.

                  In the event that an individual who was not classified as an Employee or a common-law employee is legally reclassified as an Employee or a common-law employee of the Company, such Employee shall only first be considered to be an Employee at the time of such reclassification, or, if later, at the time that such individual is initially treated as an Employee or common-law employee on the payroll records of the Company.

                                     2


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         4.       Effective October 1, 2001, Section 2.30 is hereby amended
in its entirety to read as follows:

         2.30     "SHARE" AND "SHARES"
         -----------------------------
                  One (1) or more shares of common stock of The Laclede Group, Inc.

         5. Effective October 1, 2002, Section 2.33 is hereby amended in its entirety to read as follows:

         2.33     "YEAR OF SERVICE"
         --------------------------
                  A twelve (12) consecutive month Service Period, commencing on the Employee's employment commencement date and the anniversary dates thereof, consisting of at least one thousand (1,000) hours of service, with the Company, or a Related Company as hereinafter defined. All Years of Service, whenever achieved, shall be counted for purposes of determining eligibility to become a Participant. For purposes of this section, "Related Company" is defined as a member of a controlled group of corporations, as defined in Code Section 1563, without regard to paragraphs (a)(4) and (e)(3)(C) thereof, of which the Company is also a member.

         6. Effective December 12, 1994, a new Section 3.3 is hereby added as follows:

         3.3.    IMPUTED MILITARY SERVICE
         --------------------------------
                  Notwithstanding any provision of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u).

         7. Effective for Plan Years beginning on or after October 1, 1997, Section 4.4(a) is hereby amended in its entirety to read as follows:

         (a) At periodic intervals, but not less frequently than once each fiscal quarter of the Plan Year, the Administrator shall determine the actual deferral percentage for the two groups of Employees consisting of Highly Compensated Employees (as defined in Section 4.4(c)) eligible to be Participants (whether or not they are Participants) and all remaining Employees eligible to be Participants (whether or not they are Participants). The actual deferral percentage for each of these groups is the average of the ratios, calculated separately for each Employee in each group, of

                  (i) the amount of Salary Deferral Contribution for such Employee for such Plan Year, to

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                  (ii)     such Employee's Compensation for such Plan Year
                           before deducting his Salary Deferral Contribution.

         The ratio for such a Highly Compensated Employee shall be referred to herein as the "ADR."

         8. Effective for Plan Years beginning on or after October 1, 1997, Section 4.4(b) is hereby amended in its entirety to read as follows:

         (b)      For each Plan Year, the Administrator shall determine:

                  (i) the product obtained by multiplying 1.25 times the actual deferral percentage for those Employees eligible to be Participants (whether or not they are Participants) who are not Highly Compensated Employees, and

                  (ii) the smaller of the amount determined as the sum of the actual deferral percentage for this group plus two percent (2%) and the amount determined as the product of the actual deferral percentage for this group multiplied by 2.

                  The higher amount of Sections 4.4(b)(i) and (b)(ii) above is hereinafter in this Section 4.4 called the "Base Percentage." If the actual deferral percentage for the Highly Compensated Employee group exceeds the Base Percentage, the deferrals of Highly Compensated Employees in excess of the amount permitted are hereby referred to as "Excess Contributions." The Administrator shall direct a refund of the Excess Contributions and income attributable thereto at such times and in such manner as is permitted by the Code and Treasury Regulations. The aggregate dollar amount of such Excess Contributions shall be determined by reducing the Salary Deferral Contributions of Highly Compensated Participants beginning with the Highly Compensated Participant with the highest ADR in accordance with Treas. Reg. Section 1.401(k)-1(f)(2). The Salary Deferral Contributions of the Highly Compensated Participant with the highest ADR shall be reduced to the extent necessary to reduce the ADR of such Participant so that the actual deferral percentage test is satisfied or so that such Participant's ADR is equal to the ADR of the Highly Compensated Participant with the next highest ADR. This reduction shall be repeated until the actual deferral percentage test is satisfied. The aggregate dollar amount of Excess Contributions shall be equal to the total amount of such Salary Deferral Contribution reductions. The aggregate amount of Excess Contributions so determined shall be distributed to Highly Compensated Participants using the "dollar-leveling method." Under this method, Excess Contributions shall be distributed first to the Highly Compensated Participant with the highest dollar amount of Salary Deferral Contributions so that each Participant's Salary Deferral Contributions equal the dollar amount of the Salary Deferral Contributions of the Highly Compensated

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                  Participant with the next highest dollar amount of Salary
                  Deferral Contributions. If the total amount distributed is less than the aggregate amount of Excess Contributions, this method shall be repeated until the aggregate amount of Excess Contributions has been distributed. After such refunds are made, the Plan shall be treated as meeting the actual deferral percentage test regardless of whether the Plan would satisfy such actual deferral percentage test if recalculated. Any Company Matching Contribution that was in fact already made on behalf of such a Participant that is attributable to such a refunded Excess Contribution shall be forfeited. Income attributable to any refund shall be determined in accordance with a method that satisfies Treas. Reg. Section 1.401(k)-1(f)(4)(ii).

         9. Effective October 1, 1997, Section 4.4(c) is hereby amended in its entirety to read as follows:

         (c) Highly Compensated Employees means active Highly Compensated Employees or former Highly Compensated Employees. An active Highly Compensated Employee means any Employee who (i) was a five-percent owner (as defined in Code Section 416(i)) of the Company at any time during the current or preceding year; or
                  (ii) for the preceding year had Compensation from the Employer in excess of $80,000 (as adjusted by the Secretary pursuant to Code Section 414(q)(1)). A former Employee shall be treated as a Highly Compensated Employee if such Employee was a Highly Compensated Employee (i) when such Employee incurred a severance date or (ii) at any time after attaining age fifty-five (55). The determination of who is a Highly Compensated Employee will be made in accordance with Code
                  Section 414(q) and the regulations thereunder.

         10. Effective October 1, 2002, Section 5.1(a) is hereby amended in its entirety to read as follows:

         (a) Subject to Section 5.1(b), for each month during each Plan Year, the Company shall contribute to the Trust under this Plan an amount equal to the lesser of:

                  (i) the entire amount of salary deferral of such Participant for such month; or

                  (ii) four percent (4%) of the Compensation of such Participant for such month.

         11. Effective October 1, 1997, Section 5.1(b) is hereby amended to read in its entirety as follows:

         (b) Notwithstanding any other provision of this subsection, beginning October 1, 2001 the Plan is intended to meet the design-based safe harbors under

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                  Code Sections 401(k)(12) and 401(m)(11). For each Plan Year in which the Plan meets the enhanced matching formula, the tests specified in this Section 5.1 and in Section 4.4 need not be calculated. Prior to each Plan Year, Employees will receive the required notification that the Plan will utilize the designed-based safe harbors. If the Plan will not utilize the above design-based safe harbors, then Employees will be notified as such prior to the beginning of the applicable Plan Year.

                  Inasmuch as applicable federal law and regulations establish certain limitations on Company Matching Contributions for certain Employees, each Matching Contribution shall be subject to automatic adjustment in accordance with the following rules, which are intended to assure compliance with applicable law:

                  (i) At periodic intervals, but not less frequently than once each fiscal quarter of the Plan Year, the Administrator shall determine the actual matching percentage for the two groups of Employees consisting of Highly Compensated Employees (as defined in Section 4.4(c)) eligible to be Participants (whether or not they are Participants) and all remaining Employees eligible to be Participants (whether or not they are Participants). The actual matching percentage for each of these groups is the average of the ratios, calculated separately for each Employee in each group, of

                           (A) the amount of Company Matching Contribution for such Employee for such Plan Year, to

                           (B) such Employee's Compensation for such Plan Year before deducting his Salary Deferral Contribution.

                  The ratio for such a Highly Compensated Employee shall be referred to herein as the "ACR."

                  (ii) For each Plan Year, the Administrator shall determine:

                           (A) the product obtained by multiplying 1.25 times the actual matching percentage for those Employees eligible to be Participants (whether or not they are Participants) who are not Highly Compensated Employees, and

                           (B) the smaller of the amount determined as the sum of the actual matching percentage for this group plus two percent (2%) and the amount determined as the product of the actual matching percentage for this group multiplied by two (2).

                  The higher amount of (b)(ii)(A) and (b)(ii)(B) above is hereinafter in this Section 5.1 called the "Base Percentage." If the actual matching

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                  percentage for the Highly Compensated Employee group
                  exceeds the Base Percentage (any such excess being hereinafter in this Section 5.1 called the "Excess"), then prior to the end of the Plan Year, the Company Matching Contribution of each of those Participants in the Highly Compensated Employee group whose actual matching percentage shall be greater than the Base Percentage shall be reduced as necessary to eliminate the Excess. The Administrator shall reduce ACRs by reducing Company Matching Contributions so that after the reduction, the rate of Company Matching Contributions is uniform among Participants. Any such Excess shall be treated as a forfeiture and offset the Company Matching Contributions, including any applicable income earned on such matching contributions during the Plan Year.

                  (iii) If, after adjustment for any Plan Year of the actual deferral percentages as provided under
                           Section 4.4(b) and the actual matching percentage as provided under Section 5.1(b), the sum of the actual deferral percentage and the actual matching percentage for Highly Compensated Employees eligible to be Participants exceeds the sum of:

                           (A) 1.25 times the greater of the actual deferral percentage or actual matching percentage for all remaining Employees eligible to be Participants plus

                           (B)      the smaller of:

                                    (1)     two percentage points plus the
                                            smaller of the actual deferral
                                            percentage or actual matching
                                            percentage for all such remaining
                                            Employees, or

                                    (2)     2.00 times the smaller of the
                                            actual deferral percentage or
                                            actual matching percentage for
                                            all such remaining Employees;

                           then, prior to the end of the Plan Year, either or both, as needed, of the actual deferral percentage or actual matching percentage for such participating Highly Compensated Employees shall be reduced as set forth under Sections 4.4(b) and 5.1(b) herein until there is no such excess.

         12. Effective October 1, 2002, Section 5.3 is hereby deleted in its entirety and Sections 5.4, 5.5 and 5.6 are renumbered as Sections 5.3, 5.4 and 5.5.

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         13.      Effective October 1, 2001, Section 6.12(a) is hereby amended in its entirety to read as follows:

         (a) Participants shall be entitled to vote, at any meeting of shareholders of The Laclede Group, Inc., all full and fractional Shares attributable to their Accounts as shown on the books of the Trustee, as of the record date for determining shareholders entitled to vote at such meeting. Arrangements shall be made for the Trustee to deliver to each Participant a copy of all proxy solicitation materials, before each annual or special meeting of shareholders of The Laclede Group, Inc., together with a form requesting confidential instructions on how the Shares which such Participant is entitled to vote are to be voted at such meeting. The Trustee shall vote all Shares as to which it has received voting instructions from Participants at least three
                  (3) business days before the shareholders' meeting in the manner thus instructed. The Trustee shall not vote any Shares as to which voting instructions have not been timely received from Participants. Voting instructions from individual Participants shall be held by the Trustee in strictest confidence, and neither the name of, nor the voting instructions given by, any individual Participant who chooses to give voting instructions shall be divulged by the Trustee to the Company or to any director, officer, or employee thereof, or to the Administrator, or to any other person.

         14. Effective October 1, 1998, Section 7.3(b) is hereby amended in its entirety to read as follows:

         (b) The amount of such Additions with respect to any Participant for any Plan Year shall not exceed the lesser of:

                  (i) The amount specified in Code Section 415(c)(1)(A), as adjusted by the Secretary of the Treasury for Cost of Living increases in accordance with Code
                           Section 415(d), as in effect on the last day of the Plan Year; or

                  (ii) Twenty-five percent (25%) of the Participant's Compensation for such Limitation Year.

                           In applying the foregoing limitation, the Administrator shall take into account all defined contribution plans of the controlled group. For purposes of this section, controlled group means the Company and any other corporation or other business entity that from time to time is, along with the Company, a member of a controlled group as defined in Code Section 414, as modified by Code Section 415(h) (fifty percent control test)

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                  Amounts that cannot be credited to the Account in this
                  Plan of a particular Participant for a Plan Year because of the limitations of this section shall be disposed of as follows: first, Employee unmatched Salary Deferrals, if any, shall be returned to the respective Participants who made the contributions; and next, any remaining excess Company contributions shall be allocated to suspense accounts and used to reduce Company contributions for the next Plan Year (and succeeding Plan Years as necessary) for that Participant if the Participant is entitled to an allocation of Company Matching Contributions for such subsequent year, and if that Participant is not so entitled to an allocation, the excess amount shall be reallocated in the next Plan Year to all of the remaining Participants as a Company contribution for such year. However, amounts in suspense accounts must be used to reduce Company contributions for all remaining Participants and may not be distributed. Salary Deferral Contributions refunded in accordance with this paragraph shall include any income attributable thereto.

                  Code Section 415 is hereby incorporated by reference. The Limitation Year shall be the Plan Year.

         15. Effective October 1, 2000, Section 7.3(c) is hereby deleted in its entirety.

         16. Effective July 1, 2002, Section 8.1(f) is hereby amended in its entirety to read as follows:

         (f) Aggregation Group shall include each plan of the Company in which a Key Employee is a Participant, and each other plan of the Company, or any other corporation which is a member of the same controlled group of corporations of which the Company is a member, which enables any plan in which a Key Employee participates to meet the requirements of Code Sections 401(a)(4) or 410. The Company, or any other corporation which is a member of the same controlled group of corporations of which the Company is a member, may treat any plan not required to be included in an Aggregation Group under Code Section 416(g)(2)(A)(i) as being part of such group if such group would continue to meet the requirements of Code Sections 401(a)(4) and 410 with such plan taken into account.

         17. Effective October 1, 2000, Section 8.2(c) is hereby deleted in its entirety and Section 8.2(d) is renumbered Section 8.2(c).

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         18.      Effective October 1, 1997, Section 10.1(a) is hereby amended in its entirety to read as follows:

         (a) A Participant who ceases to be an Employee for any reason (including death, disability or retirement) shall receive (or if he is not then living, his Beneficiary shall receive) his entire Account balance, as soon as is administratively feasible after, but as of, the end of the month of such cessation of employment; unless the Participant survives such cessation of employment, and has elected, subject to the provisions of Section 10.2(c)(ii) hereof, to have his entire Account balance remain in, and continue to be subject to, and invested in accordance with, the Plan for:

                  (i) a period of not in excess of five (5) years following such cessation of his employment; or

                  (ii) in the case of a Participant whose entire Account balance exceeds $5,000, for a period of not more than five (5) years following cessation of employment, or to age sixty-five (65), if later;

                  in either which case such Participant may, subject to the provisions of Section 10.2(c)(ii) hereof, elect, upon at least thirty (30) days advance written notice, to have his then entire Account balance distributed to him at any time during either such elected deferral period. In addition, a Participant who has attained age fifty-nine and one-half (59 1/2) shall be entitled to receive a distribution of all of his Account at his election, which election must be delivered at least thirty (30) days in advance of the intended distribution date.

         19. Effective January 1, 2001, Section 10.2(c)(ii) is hereby amended in its entirety to read as follows:

         (ii) with respect to distributions under the Plan made for calendar years beginning on or after January 1, 2001, the Plan will apply the minimum distribution requirements of Code
                  Section 401(a)(9) in accordance with the regulations under Code Section 401(a)(9) that were proposed on January 17, 2001, notwithstanding any provision of the Plan to the contrary. This amendment shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under Section 401(a)(9) or such other date as may be specified in guidance published by the Internal Revenue Service.

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                  Notwithstanding anything to the contrary in the Plan, and
                  notwithstanding any election of the Participant, payment of benefits shall commence not later than the Participant's required beginning date. Effective for Participants who attain seventy and a half (70 1/2) years of age on or after January 1, 2000, the required beginning date of a Participant generally is the April 1 of the calendar year following the later of (a) the calendar year in which the Participant attains seventy and a half (70 1/2) years of age; and (b) if the Participant is not a five percent owner as defined in Code Section 416(i), the calendar year in which the Participant retires.

                  Participants who attained seventy and a half (70 1/2) years of age on or after January 1, 1997, and before January 1, 2001 who remain Employees shall receive the minimum distribution determined in accordance with Code
                  Section 401(a)(9) of the Code for the distribution years 1997, 1998, and 1999, respectively, provided that an Employee who attained seventy and a half (70 1/2) years of age in 2000 may elect to receive or defer such distribution.

                  Payment of benefits may not extend over a period longer than the lifetime of the Participant and his designated Beneficiary (or in the case of a term certain, over a period longer than the joint life expectancy of the Participant and his designated Beneficiary without recalculating life expectancies).

                  If a Participant dies on or after his required beginning date after distribution of benefits has commenced but before his entire interest has been distributed, the remaining portion of such interest shall be distributed at least as rapidly as the method in effect on the date of death of the Participant.

                  If a Participant dies before his required beginning date, the entire interest payable to his Beneficiary shall be distributed within five years of the Participant's death, unless such interest is payable over a period not to exceed the life expectancy of the Beneficiary and payments of such interest commence within one year after the Participant's death. However, if the Beneficiary is the surviving spouse of the Participant, payments of such interest payable over a period not to exceed the life expectancy of the Beneficiary need not commence before the date on which the Participant would have attained 70 1/2 years of age; provided that if the surviving spouse dies before distribution to such spouse begins, this sentence shall be applied as if the surviving spouse were the Participant.

                  For purposes of the required distributions, the Participant may elect to receive a total distribution of the Participant's Account, or the minimum distribution which is required. If the Participant elects the minimum required distribution, it will be based on the value of the Participant's Account at December 31 of the calendar year preceding the distribution year, divided by remaining life expectancy. Minimum distributions shall be withdrawn from each Investment Fund or Funds in the same

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                  proportion as the balance of the Investment Funds bear to
                  each other. Subsequent distributions will be made at least annually thereafter, by December 31 and will be for the calendar year which ended on the prior December 31. If the Participant dies after required minimum distributions have commenced but before all of the Participant's Account has been distributed, then the remainder of the Participant's Account shall be distributed to the Participant's designated Beneficiary not later than sixty (60) days after the date of the Participant's death.

                  Mandatory distributions under this subclause (ii) will comply with the distribution requirements, including the minimum distribution incidental benefit requirements, as provided under Code Section 401(a)(9) and the regulations issued by the Secretary of the Treasury interpreting such section, and Code Section 401(a)(9) is hereby incorporated by reference. If any provision of this Plan conflicts with such distribution requirements, then the Code Section 401(a)(9) distribution requirements will govern.

         20. Effective October 1, 2002, Section 10.3(a) hereby amended in its entirety to read as follows:

         (a) Any Participant who has suffered a financial hardship may withdraw all or any portion of amounts attributable to the Participant's Salary Deferral Contributions, plus related earnings credited as of December 31, 1988 but exclusive of later earnings and amounts previously distributed due to hardship. Application for hardship and a demonstration of the existence of such financial hardship must be made to the satisfaction of the Administrator. Except as otherwise expressly provided in Section 10.1(a) or upon a showing of a financial hardship as defined in Section 10.3(b), no withdrawals may be made while a Participant continues to be employed by the Company or a Related Company, as defined in
                  Section 2.33.

         21. Effective January 1, 2000, Section 10.3(c)(i) is hereby amended in its entirety to read as follows:

         (i) A withdrawal based upon a financial hardship cannot exceed the amount required to meet such hardship and not reasonably available from other resources available to the Participant, including loans from this Plan. Federal tax will be withheld on hardship withdrawals at a rate of ten percent (10%, unless the Participant elects no withholding); state or local income taxes will be withheld at the Participant's request. The amount required for hardship may be increased to include the necessary taxes but cannot exceed the amount available for hardship as provided in Section 10.3(a). A hardship withdrawal will not be granted if such financial hardship may be relieved in full by borrowing that amount as allowed under
                  Section 10.4, as supplemented by Section 10.3(c)(iv).

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         22.      Effective October 1, 2002, Section 10.4(a) is hereby amended in its entirety to read as follows:

         (a) The aggregate amount of all such loans to a Participant made, renewed, negotiated, modified, or extended shall not exceed the lesser of fifty percent (50%) of the total value of the Participant's Account or fifty thousand dollars ($50,000), (which $50,000 amount shall be reduced by the excess, if any, of: (A) the highest outstanding balance of loans to the Participant from the Plan during the one year period ending on the date before the date on which the new or additional loan, or modification or extension of loan, is to be made, over (B) the outstanding balance of loans to the Participant from the Plan on the date on which such loan, or modification or extension of loan, is made). In any event, no loan of less than five hundred dollars ($500) shall be permitted. Accounts shall be valued for these purposes as of the day preceding the date of the loan. For purposes of this Section, "plan" means all plans of the Company and Related Companies, as defined in Section 2.33.

         23. Effective October 1, 2002, Section 10.4(c) is hereby amended in its entirety to read as follows:

         (c) In the event a note or any installment thereunder is not paid when due, the Administrator shall give written notice to the Participant sent to his last known address and, if the note or such delinquent installment is not paid for more than a full calendar quarter, the loan shall be in default. The Administrator shall treat a loan that has been defaulted upon and not cured within the grace period as a deemed distribution from the Plan. Interest shall continue to accrue on a loan that is deemed distributed. Any loan that is deemed distributed (including interest accruing thereafter) and that has not been repaid is considered outstanding for determining the maximum amount of any subsequent loan to the Participant. A deemed distribution of a defaulted loan shall not be considered an eligible rollover distribution for purposes of
                  Section 10.7 of the Plan. When a distribution of the Participant's Account is made in accordance with the Plan, or if a default occurs on the Participant's termination of employment or death, the Administrator shall foreclose on the security for the loan by deducting the amount of the outstanding balance of the defaulted loan from the Participant's Account. At the time of a lump sum distribution of the Participant's Account, the Note shall be distributed to the Participant (or Beneficiary).

                                     13


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

         24.      Effective October 1, 2002, the first paragraph of
Section 10.6 is hereby amended to read in its entirety as follows:

         An eligible Employee, or an Employee who would be an eligible Employee except that such Employee fails to satisfy the minimum age and/or Year of Service requirements as defined in Section 3.1, may contribute to the Trust an eligible rollover distribution, as defined in the Internal Revenue Code.

         25.      Effective October 1, 2002, the last paragraph of
Section 10.6 is hereby amended to read in its entirety as follows:

         Nothing in this Section 10.6 shall be construed to supersede or otherwise change the participation requirements described in
         Article III. At the time an Employee makes a Rollover Contribution pursuant to the provisions of this Section 10.6, the Employee shall designate Investment Fund allocation percentages for the Rollover Contribution by filing an election with the Company, as described in Article VI.

         26. Effective October 1, 2002, Section 14.6 is hereby amended to read in its entirety as follows:

         14.6     APPLICATIONS FOR BENEFITS, APPEALS FROM DENIAL OF BENEFITS
         -------------------------------------------------------------------
                  A Participant or Beneficiary who believes that he is entitled to benefits under the Plan may file a written request for such benefits with the Administrator setting forth his claim.

                  Within ninety (90) days after receipt of the request, the Administrator shall provide to every claimant who is denied a claim for benefits, written notice setting forth in a manner calculated to be understood by the claimant:

                  (a)      The specific reason or reasons for the denial;

                  (b) Specific reference to pertinent Plan provisions on which the denial is based;

                  (c) A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

                  (d) An explanation of the claim review procedure and the time limits applicable to such procedures, including a statement of the claimant's right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review.

                  If special circumstances require an extension of time beyond the initial ninety (90) day period, prior to the end of such initial ninety (90) day

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                  period the Administrator shall provide to the claimant
                  written notice of the extension, the special circumstances requiring the extension, and the date by which the Administrator expects to render the final decision. In no event shall such extension exceed a period of ninety (90) days from the end of the initial ninety (90) day period. If the Administrator does not furnish a response within the initial ninety (90) day or extended period, the claimant shall be deemed to have exhausted the claims and appeals process set forth in this section and is entitled to file suit in state or federal court.

                  If a claimant receives notice from the Administrator that a claim for benefits has been denied in whole or in part, the claimant or the claimant's duly authorized representative may, within sixty (60) days after receipt of notice of such denial:

                  (a) Make written application to the Administrator for a review of the decision. Such application shall be made on a form specified by the Administrator and submitted with such documentation as the Administrator shall prescribe;

                  (b) Review, upon request and free of charge, all documents, records and other information in the possession of the Administrator which are relevant to the claim; and

                  (c) Submit written comments, documents, records and other information relating to the claim.

                  If the claimant or his duly authorized representative fails to file such appeal within sixty (60) days after the claim is denied, the claimant shall be deemed to have waived any right to appeal the denial of the claim.

                  If review of a decision is requested, such review shall be made by the Administrator who shall review all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

                  The Administrator shall furnish a written decision on review not later than sixty (60) days after the notice of appeal is filed by the claimant. If special circumstances require an extension of time beyond the initial sixty (60) day period, prior to the end of such initial sixty (60) day period the Administrator shall provide to the claimant, written notice of the extension, the special circumstances requiring the extension, and the date by which the Administrator expects to render the final decision. In no event shall such extension exceed a period of sixty (60) days from the end of the initial sixty (60) day period.

                  Any denial shall inform the claimant of the specific reason or reasons for the denial, refer to the specific Plan provisions on which the denial is

                                     15


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

                  based, state that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claim, and state that the claimant has a right to bring a civil action under Section 502(a) of ERISA.

         27. Effective October 1, 2002, Section 17.11 is hereby amended to read in its entirety as follows:

         17.11    SITUS
         --------------
                  The Plan and the Trust by which it is funded shall be construed, regulated and administered according to the laws of the State of Missouri, to the extent not preempted by federal law.


                                              LACLEDE GAS COMPANY



                                              By: GERALD T. McNEIVE, JR.
                                                  ----------------------
                                                  Senior Vice President -
                                                  Finance and General Counsel


                                              By: DOUGLAS H. YAEGER
                                                  -----------------
                                                  Chairman, President and
                                                  Chief Executive Officer

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